Q3 2019 Conference Call Investor Presentation November 4, 2019

Safe Harbor Statement Certain statements made during the course of this presentation may not be purely historical and consequently may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements made regarding: our Licensed Technologies Group model and the ability of our licensees and installed base to drive future growth; the ability of our technology to enhance productivity and efficiency; our financial position and long-term revenue growth; our ability to integrate our acquisition of the MilliporeSigma flow cytometry business; our molecular diagnostic business model, the markets we are targeting, market segmentation, expected growth of such markets, and the ability of our products to address those markets; sales of our products, their technical capabilities, and the anticipated market size and acceptance, demand and regulatory environment and approvals therefor; our direct sales efforts; our system placements; our system and assay product pipeline and anticipated timelines for regulatory approvals and market releases, including for ARIES ® and VERIGENE ® instrumentation and assays, and our flow-cytometry product lines; market opportunity for ARIES ® , VERIGENE ®, and our flow-cytometry products; functionality and benefits of ARIES ® , VERIGENE ®, and the flow-cytometry products and competitive position; reimbursement trends; our ability to drive growth through investment in R&D and next generation systems and focus on operating leverage and managing operating costs; our long-term financial targets; our key steps and strategies for growth; our strategic outlook and growth plan for our business for 2019 and beyond; operational trends, including those related to sales of systems, assays, consumables, and royalty revenues; competitive threats and products offered by other companies; our business outlook, financial targets and projections about revenues, cash flow, system shipments, expenses and market conditions, and their anticipated impact on Luminex for 2019 and beyond; and, any statements of the plans, strategies and objectives of management for future operations. These forward-looking statements speak only as of the date hereof and are based on our current beliefs and expectations and are subject to known or unknown risks and uncertainties, some of which are beyond our control that could cause actual results or plans to differ materially and adversely from those anticipated in the forward-looking statements. Factors that could cause or contribute to such differences are detailed in our annual, quarterly, or other filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements. Also, certain non-GAAP financial measures, as defined by SEC Regulation G, may be covered in this presentation. To the extent that any non-GAAP financial measures are covered, a presentation of and reconciliation to the most directly comparable GAAP financial measures will be included in this presentation and may be available on our website at luminexcorp.com in accordance with Regulation G. complexity simplified . | © Copyright 2019 Luminex Corporation 2

Current Highlights

Q3 2019 Financial Results

Revenue: Up 9% to $78.7M, reflects $8.7M addition from Flow Cytometry and $6.9M reduction in certain sales to LabCorp

- Molecular Sample to Answer: +27%
- Licensed Technology Group: +7%
- Flow Cytometry: $8.7M revenue
  Flow is on-track to $45M revenue target in 2019, anticipated growth rate above 10% in 2019.
  Order timing of ~$3M in Flow Cytometry resulted in slightly lower total revenue than expected in the third quarter

Operating Cash Flow: $9.4M

Dividend declared of $0.09 per share

Valued New Products

- ARIES® MRSA Assay received FDA clearance
- Submitted VERIGENE® II GI Panel to FDA
- Expect to submit VERIGENE® II Respiratory Panel to FDA by year end

NEW AND TRANSFORMATIVE

ERA FOR LUMINEX

ANTICIPATED

Amounts in this presentation are GAAP Results. Comparisons are relative to same period in prior year.

Luminex complexity simplified. | © Copyright 2019 Luminex Corporation

3

Keys To Long-Term Success • Timely commercial launch of new products • Continue to have commercial success in the marketplace • Maintain our position as the gold standard multiplexing platform and continue to support our Partners’ significant investments in this platform • Targeted investments in our R&D pipeline - Further expand VERIGENE ® II menu - Develop content for our Flow Cytometry systems - Additional enhancements to bead-based multiplexing platform • Exhibit strong financial discipline complexity simplified . | © Copyright 2019 Luminex Corporation 4

Financial Overview

Long-Term Financial Targets Long-Term Target* Total Revenue ~$500M Gross Margin ~60% Operating Margin ~20% * Long-term targets don’t include M&A activity. complexity simplified . | © Copyright 2019 Luminex Corporation 6

2019 Guidance and Beyond FULL-YEAR 2019 • Expect to submit VERIGENE ® II Respiratory Panel to REVENUE GUIDANCE: FDA by year end • NextGen xMAP ® System development For the full year 2019, on-track the Company is adjusting its revenue expectations • to a range of $334M to $337M Flow Cytometry acquisition accretive by year-end • As we enter 2020, the company expects stronger organic growth, expanding gross margin, profitability and cash flow complexity simplified . | © Copyright 2019 Luminex Corporation 7

Luminex Investment Highlights New and Transformative Era for Luminex Anticipated as a More Diversified Company, With Strong Organic Growth, Profitability, and Cash Flow MULTI-BILLION DOLLAR MARKETS 80+ PARTNERS Serve life science research Investing in our technology and clinical diagnostics RAZOR / RAZORBLADE Expanding footprint: ROBUST PRODUCT PIPELINE 16,000+ systems sold to date New platforms and opportunities STRONG BALANCE SHEET Quarterly cash dividend complexity simplified . | © Copyright 2019 Luminex Corporation 8